Exhibit 99.1

Oceaneering Reports Third Quarter 2024 Results

HOUSTON, October 23, 2024 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $41.2 million, or $0.40 per share, on revenue of $680 million for the three months ended September 30, 2024. Adjusted net income was $37.2 million, or $0.36 per share, reflecting the impact of $(0.4) million of pre-tax adjustments associated with foreign exchange gains recognized during the quarter, $0.6 million tax effect on adjustments associated with foreign exchange gains, and $(4.2) million of discrete tax adjustments.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2024	2023	2024	2024	2023

Revenue	$679,811	$635,180	$668,808	$1,947,711	$1,770,077
Operating Income (Loss)	71,333	57,929	60,364	168,390	133,878
Net Income (Loss)	41,237	29,812	34,997	91,369	52,874

Diluted Earnings (Loss) Per Share	$0.40	$0.29	$0.34	$0.89	$0.52

For the third quarter of 2024:
•Net income was $41.2 million and adjusted EBITDA was $98.1 million
•Consolidated operating income was $71.3 million
•Cash flow provided by operating activities was $91.9 million and free cash flow was $67.0 million, with an ending cash position of $452 million
•The company repurchased 422,229 shares for approximately $10 million

As of September 30, 2024:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q3 utilization was 69%; and Q3 average revenue per day utilized was $10,576
•Manufactured Products backlog was $671 million

Revised full-year 2024 guidance and initial full-year 2025 guidance:
•2024 consolidated adjusted EBITDA in the range of $340 million to $350 million
•2025 consolidated EBITDA in the range of $400 million to $430 million
•2025 free cash flow to exceed that generated in 2024

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, “During the quarter, we saw consistent activity levels in our energy-focused businesses, with notable operating performance improvements year-over-year in our Subsea Robotics (SSR) and Manufactured Products segments. Compared to the same quarter last year, our consolidated third quarter operating income was 23% higher on a 7% increase in revenue. We also repurchased shares during the quarter for the first time since 2015.

“We have updated our full-year 2024 consolidated adjusted EBITDA range, which at the midpoint of $345 million represents a 19% increase over our 2023 adjusted EBITDA. Our initial consolidated EBITDA guidance for 2025, at the $415 million midpoint, represents a 20% year-over-year increase to the guided full-year 2024 midpoint.”

Third Quarter 2024 Segment Results v. Third Quarter 2023 Segment Results

As compared to the third quarter of 2023:

•SSR third quarter 2024 operating income of $65.7 was 37% higher. EBITDA margin was 36%, as compared to 31% for the same period last year.

ROV revenue per day utilized of $10,576 was 13% higher and fleet utilization was essentially flat at 69%. ROV fleet use during the quarter was 66% in drill support and 34% in vessel-based activity, compared to 61% and 39%.

•Manufactured Products operating income improved 37% on a 17% increase in revenue, with operating income margin improving to 8%. Backlog was $671 million on September 30, 2024, an increase of $115 million, compared to the same period in 2023. The book-to-bill ratio was 1.21 for the 12-month period ending September 30, 2024, as compared to 1.41 for the trailing 12-month period ending September 30, 2023.

•Offshore Projects Group (OPG) operating income declined 24% on a 2% decrease in revenue due to changes in project mix in our international markets, vessel crane repair costs, and associated vessel downtime. Operating income margin declined to 14% from 18%.

•Integrity Management and Digital Solutions (IMDS) operating income and operating income margin decreased on a 11% increase in revenue. The decline in operating income was due to the one-time, non-cash charge associated with the divestiture of the Maritime Intelligence division in September 2024.

•Aerospace and Defense Technologies (ADTech) revenue was relatively flat. Operating income declined 14% due to increased project proposal costs and changes in project mix.

•At the corporate level, Unallocated Expenses of $38.9 million were in line with guidance for the quarter and lower than for the same period last year.

Fourth Quarter 2024 Guidance v. Third Quarter 2024 Guidance

On a consolidated basis, fourth quarter 2024 revenue is expected to increase slightly as compared to the third quarter of 2024, and fourth quarter 2024 adjusted EBITDA is expected to be in line with third quarter 2024 results. At the segment level, for the fourth quarter of 2024, as compared to the third quarter of 2024:

•SSR revenue and operating profitability are forecasted to decrease slightly due to normal seasonality;
•Manufactured Products operating profitability is expected to be significantly lower on higher revenue;
•OPG revenue is projected to increase and generate significantly higher operating profitability;
•IMDS operating profitability is expected to improve on a decline in revenue;
•ADTech revenue and operating profitability are expected to decrease; and
•Unallocated Expenses are expected to be in the $40 million range.

Initial 2025 Guidance

For 2025, year over year, Oceaneering anticipates increased revenue and improved operating performance across all segments, led by gains from SSR, Manufactured Products, and ADTech. Consolidated EBITDA for 2025 is forecasted to be in the range of $400 million to $430 million. Oceaneering currently expects to generate positive free cash flow in excess of that forecasted for 2024. Oceaneering will provide more specific guidance on its expectations for 2025 in its fourth quarter 2024 earnings release and conference call.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2024 Consolidated Adjusted EBITDA and Free Cash Flow Estimates, 2025 Consolidated EBITDA and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, October 24, 2024 at 10:00 a.m. Central Time, to discuss its results for the third quarter of 2024, as well as more detailed guidance for the full year and fourth quarter of 2024 and initial guidance for the full year of 2025. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2024 guidance range for consolidated adjusted EBITDA; fourth-quarter 2024 guidance for consolidated revenue, consolidated adjusted EBITDA, operating segment revenue and operating profitability, and Unallocated Expenses; full-year 2025 guidance for consolidated EBITDA and expectation that 2025 will generate positive free cash flow in excess of that generated in 2024; expectations for improved financial performance in 2025, led by gains in SSR, Manufactured Products, and ADTech; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamic, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, healthy or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.
For more information on Oceaneering, please visit www.oceaneering.com.
Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2024	Dec 31, 2023
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $451,858 and $461,566)				$1,411,099	$1,305,659
Net property and equipment				423,579	424,293
Other assets				521,815	509,054
Total Assets				$2,356,493	$2,239,006

LIABILITIES AND EQUITY
Current liabilities				$800,143	$732,476
Long-term debt				480,706	477,058
Other long-term liabilities				371,603	395,389
Equity				704,041	634,083
Total Liabilities and Equity				$2,356,493	$2,239,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2024	Sep 30, 2023
	(in thousands, except per share amounts)

Revenue	$679,811	$635,180	$668,808	$1,947,711	$1,770,077
Cost of services and products	548,849	520,483	548,597	1,604,154	1,476,735
Gross margin	130,962	114,697	120,211	343,557	293,342
Selling, general and administrative expense	59,629	56,768	59,847	175,167	159,464
Operating income (loss)	71,333	57,929	60,364	168,390	133,878
Interest income	3,275	3,724	2,402	8,717	12,344
Interest expense	(9,456)	(9,802)	(9,516)	(28,176)	(28,602)
Equity in income (losses) of unconsolidated affiliates	323	498	295	787	1,616
Other income (expense), net	3,133	968	1,759	6,372	(4,800)
Income (loss) before income taxes	68,608	53,317	55,304	156,090	114,436
Provision (benefit) for income taxes	27,371	23,505	20,307	64,721	61,562
Net Income (Loss)	$41,237	$29,812	$34,997	$91,369	$52,874

Weighted average diluted shares outstanding	102,613	102,206	102,472	102,445	102,086
Diluted earnings (loss) per share	$0.40	$0.29	$0.34	$0.89	$0.52

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2024	Sep 30, 2023
	($ in thousands)
Subsea Robotics
Revenue	$215,715	$197,343	$214,985	$617,632	$553,016
Operating income (loss)	$65,698	$47,818	$61,750	$171,685	$123,699
Operating income (loss) %	30%	24%	29%	28%	22%
ROV days available	23,000	23,000	22,750	68,500	68,250
ROV days utilized	15,796	15,932	15,839	46,171	46,192
ROV utilization	69%	69%	70%	67%	68%

Manufactured Products
Revenue	$143,734	$122,877	$139,314	$412,501	$360,698
Operating income (loss)	$11,278	$8,229	$14,369	$38,837	$30,116
Operating income (loss) %	8%	7%	10%	9%	8%
Backlog at end of period	$671,000	$556,000	$713,000	$671,000	$556,000

Offshore Projects Group
Revenue	$147,539	$150,273	$144,058	$406,651	$385,127
Operating income (loss)	$20,294	$26,745	$13,248	$34,386	$49,391
Operating income (loss) %	14%	18%	9%	8%	13%

Integrity Management & Digital Solutions
Revenue	$73,622	$66,056	$73,492	$216,804	$189,305
Operating income (loss)	$714	$3,242	$3,473	$7,802	$10,168
Operating income (loss) %	1%	5%	5%	4%	5%

Aerospace and Defense Technologies
Revenue	$99,201	$98,631	$96,959	$294,123	$281,931
Operating income (loss)	$12,219	$14,140	$7,244	$32,271	$33,993
Operating income (loss) %	12%	14%	7%	11%	12%

Unallocated Expenses
Operating income (loss)	$(38,870)	$(42,245)	$(39,720)	$(116,591)	$(113,489)

Total
Revenue	$679,811	$635,180	$668,808	$1,947,711	$1,770,077
Operating income (loss)	$71,333	$57,929	$60,364	$168,390	$133,878
Operating income (loss) %	10%	9%	9%	9%	8%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2024	Sep 30, 2023
	(in thousands)

Capital Expenditures, including Acquisitions	$24,886	$25,945	$22,858	$73,262	$66,681

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$12,076	$12,805	$11,981	$36,867	$41,101
Manufactured Products	3,061	3,067	3,237	9,473	9,124
Offshore Projects Group	5,399	6,931	5,584	17,418	21,035
Integrity Management & Digital Solutions	1,348	909	1,803	4,410	2,706
Total Energy Services and Products	21,884	23,712	22,605	68,168	73,966
Aerospace and Defense Technologies	696	600	616	1,915	1,885
Unallocated Expenses	2,683	1,284	2,759	8,218	3,612
Total Depreciation and Amortization	$25,263	$25,596	$25,980	$78,301	$79,463

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2024 Consolidated Adjusted EBITDA and Free Cash Flow, and 2025 Consolidated EBITDA Estimates, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA, and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins, and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins, and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2024		Sep 30, 2023		Jun 30, 2024
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$41,237	$0.40	$29,812	$0.29	$34,997	$0.34
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(424)		(944)		(1,034)
Total pre-tax adjustments	(424)		(944)		(1,034)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	603		615		70
Discrete tax items:
Share-based compensation	(2)		—		(48)
Uncertain tax positions	(1,178)		13,076		1,706
Valuation allowances	(1,759)		9,353		520
Other	(1,247)		(13,430)		(7,645)
Total discrete tax adjustments	(4,186)		8,999		(5,467)
Total of adjustments	(4,007)		8,670		(6,431)
Adjusted Net Income (Loss)	$37,230	$0.36	$38,482	$0.38	$28,566	$0.28
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,613		102,206		102,472

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2024		Sep 30, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$91,369	$0.89	$52,874	$0.52
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(3,655)		3,634
Total pre-tax adjustments	(3,655)		3,634

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	1,463		(1,688)
Discrete tax items:
Share-based compensation	(1,976)		(1,370)
Uncertain tax positions	379		17,477
Valuation allowances	3,332		4,251
Other	(11,228)		(12,660)
Total discrete tax adjustments	(9,493)		7,698
Total of adjustments	(11,685)		9,644
Adjusted Net Income (Loss)	$79,684	$0.78	$62,518	$0.61
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,445		102,086

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2024	Sep 30, 2023
	($ in thousands)

Net income (loss)	$41,237	$29,812	$34,997	$91,369	$52,874
Depreciation and amortization	25,263	25,596	25,980	78,301	79,463
Subtotal	66,500	55,408	60,977	169,670	132,337
Interest expense, net of interest income	6,181	6,078	7,114	19,459	16,258
Amortization included in interest expense	(1,537)	51	(1,504)	(4,520)	114
Provision (benefit) for income taxes	27,371	23,505	20,307	64,721	61,562
EBITDA	98,515	85,042	86,894	249,330	210,271
Adjustments for the effects of:
Foreign currency (gains) losses	(424)	(944)	(1,034)	(3,655)	$3,634
Total of adjustments	(424)	(944)	(1,034)	(3,655)	3,634
Adjusted EBITDA	$98,091	$84,098	$85,860	$245,675	$213,905

Revenue	$679,811	$635,180	$668,808	$1,947,711	$1,770,077

EBITDA margin %	14%	13%	13%	13%	12%
Adjusted EBITDA margin %	14%	13%	13%	13%	12%

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2024	Sep 30, 2023
	(in thousands)
Net Income (loss)	$41,237	$29,812	$34,997	$91,369	$52,874
Non-cash adjustments:
Depreciation and amortization	25,263	25,596	25,980	78,301	79,463
Other non-cash	7,440	6,381	1,744	11,866	9,116
Other increases (decreases) in cash from operating activities	17,991	17,819	(10,098)	(106,699)	(84,313)
Cash flow provided by (used in) operating activities	91,931	79,608	52,623	74,837	57,140
Purchases of property and equipment	(24,886)	(25,945)	(22,858)	(73,262)	(66,681)
Free Cash Flow	$67,045	$53,663	$29,765	$1,575	$(9,541)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2024 Consolidated Adjusted EBITDA Estimate

	For the Year Ending
	December 31, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$219,000	$225,000
Depreciation and amortization	100,000	103,000
Subtotal	319,000	328,000
Interest expense, net of interest income	25,000	26,000
Foreign currency (gains) losses	(4,000)	(4,000)
Consolidated Adjusted EBITDA	$340,000	$350,000

2024 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2024
	Low	High
	(in thousands)
Net income (loss)	$130,000	$132,000
Depreciation and amortization	100,000	103,000
Other increases (decreases) in cash from operating activities	(10,000)	45,000
Cash flow provided by (used in) operating activities	220,000	280,000
Purchases of property and equipment	(110,000)	(130,000)
Free Cash Flow	$110,000	$150,000

2025 Consolidated EBITDA Estimate

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$285,000	$307,000
Depreciation and amortization	95,000	100,000
Subtotal	380,000	407,000
Interest expense, net of interest income	20,000	23,000
Consolidated EBITDA	$400,000	$430,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$65,698	$11,278	$20,294	$714	$12,219	$(38,870)	$71,333
Adjustments for the effects of:
Depreciation and amortization	12,076	3,061	5,399	1,348	696	2,683	25,263
Other pre-tax	—	—	—	—	—	1,919	1,919
EBITDA	77,774	14,339	25,693	2,062	12,915	(34,268)	98,515
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(424)	(424)
Total of adjustments	—	—	—	—	—	(424)	(424)
Adjusted EBITDA	$77,774	$14,339	$25,693	$2,062	$12,915	$(34,692)	$98,091

Revenue	$215,715	$143,734	$147,539	$73,622	$99,201		$679,811
Operating income (loss) % as reported in accordance with GAAP	30%	8%	14%	1%	12%		10%
EBITDA Margin	36%	10%	17%	3%	13%		14%
Adjusted EBITDA Margin	36%	10%	17%	3%	13%		14%

	For the Three Months Ended September 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$47,818	$8,229	$26,745	$3,242	$14,140	$(42,245)	$57,929
Adjustments for the effects of:
Depreciation and amortization	12,805	3,067	6,931	909	600	1,284	25,596
Other pre-tax	—	—	—	—	—	1,517	1,517
EBITDA	60,623	11,296	33,676	4,151	14,740	(39,444)	85,042
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(944)	(944)
Total of adjustments	—	—	—	—	—	(944)	(944)
Adjusted EBITDA	$60,623	$11,296	$33,676	$4,151	$14,740	$(40,388)	$84,098

Revenue	$197,343	$122,877	$150,273	$66,056	$98,631		$635,180
Operating income (loss) % as reported in accordance with GAAP	24%	7%	18%	5%	14%		9%
EBITDA Margin	31%	9%	22%	6%	15%		13%
Adjusted EBITDA Margin	31%	9%	22%	6%	15%		13%

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RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$61,750	$14,369	$13,248	$3,473	$7,244	$(39,720)	$60,364
Adjustments for the effects of:
Depreciation and amortization	11,981	3,237	5,584	1,803	616	2,759	25,980
Other pre-tax	—	—	—	—	—	550	550
EBITDA	73,731	17,606	18,832	5,276	7,860	(36,411)	86,894
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,034)	(1,034)
Total of adjustments	—	—	—	—	—	(1,034)	(1,034)
Adjusted EBITDA	$73,731	$17,606	$18,832	$5,276	$7,860	$(37,445)	$85,860

Revenue	$214,985	$139,314	$144,058	$73,492	$96,959		$668,808
Operating income (loss) % as reported in accordance with GAAP	29%	10%	9%	5%	7%		9%
EBITDA Margin	34%	13%	13%	7%	8%		13%
Adjusted EBITDA Margin	34%	13%	13%	7%	8%		13%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$171,685	$38,837	$34,386	$7,802	$32,271	$(116,591)	$168,390
Adjustments for the effects of:
Depreciation and amortization	36,867	9,473	17,418	4,410	1,915	8,218	78,301
Other pre-tax	—	—	—	—	—	2,639	2,639
EBITDA	208,552	48,310	51,804	12,212	34,186	(105,734)	249,330
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(3,655)	(3,655)
Total of adjustments	—	—	—	—	—	(3,655)	(3,655)
Adjusted EBITDA	$208,552	$48,310	$51,804	$12,212	$34,186	$(109,389)	$245,675

Revenue	$617,632	$412,501	$406,651	$216,804	$294,123		$1,947,711
Operating income (loss) % as reported in accordance with GAAP	28%	9%	8%	4%	11%		9%
EBITDA Margin	34%	12%	13%	6%	12%		13%
Adjusted EBITDA Margin	34%	12%	13%	6%	12%		13%

	For the Nine Months Ended September 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$123,699	$30,116	$49,391	$10,168	$33,993	$(113,489)	$133,878
Adjustments for the effects of:
Depreciation and amortization	41,101	9,124	21,035	2,706	1,885	3,612	79,463
Other pre-tax	—	—	—	—	—	(3,070)	(3,070)
EBITDA	164,800	39,240	70,426	12,874	35,878	(112,947)	210,271
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,634	3,634
Total of adjustments	—	—	—	—	—	3,634	3,634
Adjusted EBITDA	$164,800	$39,240	$70,426	$12,874	$35,878	$(109,313)	$213,905

Revenue	$553,016	$360,698	$385,127	$189,305	$281,931		$1,770,077
Operating income (loss) % as reported in accordance with GAAP	22%	8%	13%	5%	12%		8%
EBITDA Margin	30%	11%	18%	7%	13%		12%
Adjusted EBITDA Margin	30%	11%	18%	7%	13%		12%